UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2021

KKR ACQUISITION HOLDINGS I CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40225	86-1506732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, Suite 7500, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable Warrant	KAHC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	KAHC	The New York Stock Exchange
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock, each at an exercise price of $11.50 per share	KAHC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In September 2021, the Securities and Exchange Commission (the “SEC”) staff addressed (“SEC Staff Statement”) the treatment of redeemable shares issued by special purpose acquisition companies (“SPACs”) and objected to the historical accounting classification for such shares as partially permanent equity, notwithstanding the typical provisions in a SPAC’s charter providing that the company cannot redeem public shares that would cause the company’s net tangible assets to be less than US $5,000,001 following such redemptions (“Redemption Limit Provision”). Consistent with market practice at the time, KKR Acquisition Holdings I Corp. (the “Company”) previously classified a portion of its Class A common stock, par value $0.0001 per share (the “Class A common stock”) in permanent equity due to the Company's certificate of incorporation containing a Redemption Limit Provision.

Following consideration of the guidance in the SEC Staff Statement, the Company concluded the Class A common stock did not meet the conditions to be classified in permanent equity and the Redemption Limit Provision governing the Company’s Class A common stock did not change the nature of the underlying shares as redeemable and thus would require the Class A common stock to be classified as temporary equity, and to recognize accretion from the initial book value to redemption value at the time of the Company’s initial public offering in an accordance with ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). The Company also concluded following such guidance that the Class A common stock should have been included in temporary equity in its previously issued financial statements as of March 19, 2021 and for the quarters ended March 31, 2021 and  June 30, 2021 (the “Affected Periods”).

The Company has included in Note 9 to the unaudited condensed financial statements contained in its Form 10-Q for the quarter ended September 30, 2021 filed on November 15, 2021 (“Form 10-Q”) a restatement of the financial statements for the Affected Periods to give effect to the above reclassification of the Class A common stock, and such information is incorporated by reference herein.  In addition, as disclosed in Part II, Item 4 of the Form 10-Q, the Company’s management concluded that in connection with the restatement there was a material weakness in the Company’s internal controls relating to its interpretation and accounting for certain complex features of the Class A common stock.

As a result of the foregoing, on November 14, 2021, management of the Company and the Audit Committee of the Board of Directors of the Company determined that the financial statements for the Affected Periods filed prior to the date hereof should no longer be relied upon.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Marcum LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2021
KKR ACQUISITION HOLDINGS I CORP.

	By:	/s/ Glenn Murphy
	Name:	Glenn Murphy
	Title:	Executive Chairman and Chief Executive Officer